NSAR
Screen 38, 77(G.)
Series 3
Defaulted senior securities for the period ended December 31, 2001



1.   Osprey Trust, 8.310%, due 01/15/2003
     o    Reason for Default: Bankruptcy
     o    Date of Default: 07/15/2001
     o    Principal Amount: 1,025,000
     o    Amount of Default: $10,173.98
     o    Amount   of   Default    per   1,000   face    amount    [(Amount   of
          default)/(principal amount) * (1,000)]: $9.93